                                 Exhibit 23(i)
                         FINANCIAL STATEMENT SCHEDULES

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
SCHEDULE I:  SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES
                               December 31, 1996
                                 (In Millions)

                                                                         Amount
                                                                        at which
                                                      Cost or           shown on
                                                       Other    Fair    Balance
                                                       Basis    Value    Sheet
                                                       -----    -----    -----
Bonds:
U.S. Treasury Securities and Obligations of U.S.
   Government Corporations and Agencies               $ 8,043  $ 8,330   $ 8,043
Debt Securities issued by Foreign Governments              95      105        95
Mortgage-backed securities                              3,970    4,052     3,970
State and local governments                               173      184       173
Industrial Securities                                  11,675   12,070    11,675
Utilities                                                 975    1,044       975
    Affiliates                                            324      325       324
                                                      -------  -------   -------
Total Bonds                                            25,255   26,110    25,255
                                                      -------  -------   -------
Common Stock:
Public utilities                                           43       43        43
Banks, Trusts and Insurance Companies                       7       11        11
Industrial, Miscellaneous and Other                       199      283       283
                                                      -------  -------   -------
     Subtotal                                             249      337       337
Other, Including Subsidiaries                             693      884       884
                                                      -------  -------   -------
Total Common Stock                                        942  $ 1,221     1,221
                                                      -------  =======   -------
Mortgage Loans on Real Estate                           3,897              3,897
Real Estate:
Properties in Satisfaction of Debt                        132                132
Investment Real Estate                                  1,636              1,636
                                                      -------            -------
     Subtotal - Real Estate Investment                  1,768              1,768
Real Estate - Other                                        73                 73
                                                      -------            -------
     Total Real Estate                                  1,841              1,841
                                                      -------            -------
Policy Loans                                            4,752              4,752
Cash and Short-term investments                         1,075              1,075
Other Investments                                         546                542
                                                      -------            -------
     Total Investments                                 38,308             38,583
                                                      -------            -------
Related Parties:
Bonds                                                     324  $   324       324
Common Stock                                              693      884       884
                                                      -------  -------   -------
     Total Related Parties                              1,017  $ 1,208     1,208
                                                      -------  =======   -------
Investments Other than Investments in Related
 Parties                                              $37,291            $37,375
                                                      =======            =======

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
           SCHEDULE III:  SUPPLEMENTARY INSURANCE INFORMATION (1) (2)
                               December 31, 1996
                                 (In Millions)



                                                     Policyholders'               Net      Policy Benefits
                                     Policyholders'    Dividends              Investment    and Payments                   Other
                                      Reserves and     Claims and    Premium   and Other    and Increase                 Insurance
Segment                                  Funds       Other Benefits  Income   Income (2)     in Reserves    Commissions  Expenses
----------------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1996
Individual line                          $24,901          $1,252      $4,286      $2,062        $4,235          $323        $523
Pension Management                         8,441               7       2,043         799         2,668            12          67
                                         -------          ------      ------      ------        ------          ----        ----
                                         $33,342          $1,259      $6,329      $2,861        $6,903          $335        $590
                                         =======          ======      ======      ======        ======          ====        ====
Year ended December 31, 1995
Individual line                          $23,280          $1,221      $3,925      $1,994        $3,796          $331        $562
Pension Management                         9,613               7       1,803         904         2,561             9          66
                                         -------          ------      ------      ------        ------          ----        ----
                                         $32,893          $1,228      $5,728      $2,898        $6,357          $340        $628
                                         =======          ======      ======      ======        ======          ====        ====
Year ended December 31, 1994
Individual line                          $21,764          $1,246      $3,878      $1,782        $3,733          $334        $515
Pension Management                        10,531               7       1,566         967         2,399             8          74
Life & Health Benefits Management              0               0         733          55           581            26         108
                                         -------          ------      ------      ------        ------          ----        ----
                                         $32,295          $1,253      $6,177      $2,804        $6,713          $368        $697
                                         =======          ======      ======      ======        ======          ====        ====

(1) Deferred policy acquisition cost column has been omitted from this schedule because it does not apply to mutual life insurance companies.
(2) Includes other income of $80 million, $61 million and $116 million for 1996, 1995 and 1994, respectively.

                MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (1)
                 SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS


                                                                                      (In Millions)
                                                      Additions                Realized     Unrealized    Net change to     Balance
                                       Balance at      Reserve     Transfers   Capital       Capital     Policyholders'     at end
                                      beginning of  Contributions    among      Gains         Gains        Contingency        of
Description                              period          (2)       categories  (Losses) (3)  (Losses) (4)  Reserves (5)   period (6)
------------------------------------------------------------------------------------------------------------------------------------

As of and for the year ended
       December 31, 1994 (1)
Bonds, Preferred Stocks and Short-
  term Investments                         $169           $ 39       ($ 14)        ($ 12)         $ 26         $  39         $208
Mortgage Loans                              213             90          14         ( 110)           (3)           (9)         204
Real Estate                                 138             22           3          ( 41)            3          ( 13)         125
Other Investments                            96              9        (  3)            7            (2)           11          107
Special investment reserve for
  surplus notes                              25             10           0             0             0            10           35
                                           ----           ----      ------        ------          ----         -----         ----
     Total                                 $641           $170      $    0         ($156)         $ 24         $  38         $679
                                           ====           ====      ======        ======          ====         =====         ====
Detail (7):
     Asset Valuation Reserve               $432                                                                              $470
     General Investment Reserves            209                                                                               209
                                           ----                                                                              ----
     Total                                 $641                                                                              $679
                                           ====                                                                              ====
Total
As of and for the year ended
     December 31, 1995
     -----------------
Bonds, Preferred Stocks and Short-
  term Investments                         $208           $ 44      $ (  2)       $   (1)         $(39)        $   2         $210
Mortgage Loans                              204             11           2           (70)           (6)          (63)         141
Real Estate                                 125             27          27           (42)           (2)           10          135
Other Investments                           107              5       (  27)           18           131           127          234
Special investment reserve for
  surplus notes                              35              0           0             0             0             0           35
                                           ----           ----      ------        ------          ----         -----         ----
     Total                                 $679           $ 87      $    0        $  (95)         $ 84         $  76         $755
                                           ====           ====      ======        ======          ====         =====         ====
Detail (7):
     Asset Valuation Reserve               $470                                                                              $567
     General Investment Reserves            209                                                                               188
                                           ----                                                                              ----
     Total                                 $679                                                                              $755
                                           ====                                                                              ====
As of and for the year ended
     December 31, 1996
     -----------------
Bonds, Preferred Stocks and Short-
  term Investments                         $210           $ 40           0        $   (7)         $ (9)        $  24         $234
Mortgage Loans                              141             37           0           (37)                          0          141
Real Estate                                 135             41      $  154           (79)          (11)          105          240
Other Investments                           234                       (154)          200           (30)           16          250
Special investment reserve for
  surplus notes                              35             (3)          0             0             0            (3)          32
                                           ----           ----      ------        ------          ----         -----         ----
     Total                                 $755           $115      $    0        $   77          $(50)        $ 142         $897
                                           ====           ====      ======        ======          ====         =====         ====
Detail (7):
     Asset Valuation Reserve               $567                                                                              $689
     General Investment Reserves            188                                                                               208
                                           ----                                                                              ----
     Total                                 $755                                                                              $897
                                           ====                                                                              ====

(1) $78 million of reserves previously netted against Mortgage Loans and Real Estate has been reclassified to General Investment Reserves for current year presentation.
(2) Amounts represent contributions calculated using a statutory formula plus amounts deemed necessary by the Company. Represents the net impact on Policyholders' Contingency Reserves for investment gains and losses not related to changes in interest rates.
(3) These amounts offset realized capital gains and losses, net of tax, that have been recorded as a component of net income. Amounts include realized capital gains and losses, net of tax, on sales not related to interest fluctuations, repayments of mortgage loans at a discount, mortgage loan foreclosures, and real estate permanent write-downs.
(4) These amounts offset unrealized capital gains, recorded as a change in Policyholders' Contingency Reserves (Surplus). Amounts include unrealized losses due to market value reductions of securities with a NAIC quality rating of 6 and net changes in the undistributed earnings of subsidiaries.
(5) Amounts represent the reserve contribution (note 2) less amounts already recorded (notes 3 and 4). This net change in reserves is recorded as a charge to Policyholders' Contingency Reserves.
(6) The balance is comprised of the Asset Valuation Reserve and General Investment Reserves which are recorded separately as liabilities on the Statement of Financial Position.
(7) The Asset Valuation Reserve is a component of Total Adjusted Capital, while General Investment Reserves are excluded from Total Adjusted Capital, according to the NAIC definition.

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                           SCHEDULE IV:  REINSURANCE


                                                                                   (In Millions)
                                                                                                                  Percentage of
                                                                       Ceded          Assumed                        Amount
                                                      Gross          to Other        from Other        Net           Assumed
Year ended December 31, 1996                          Amount         Companies       Companies        Amount         to Net
-------------------------------------------------------------------------------------------------------------------------------
Life Insurance in Force                             $202,572          $45,012        $   719          $158,279         0.5%
                                                    ========          =======        =======          ========         ===
Premiums and other considerations
  Individual life & annuities                        $ 4,663           $  711          $  47           $ 3,999         1.2%
  Group life & annuities                               2,405               75              0             2,330         0.0
                                                    --------            -----           ----           -------        ----
Total Premium and other considerations               $ 7,068           $  786        $    47          $  6,329         0.7%
                                                    ========           ======        =======          ========        ====
Year ended December 31, 1995
Life Insurance in Force                             $200,804          $44,331          $ 855          $157,328         0.5%
                                                    ========          =======          =====          ========        ====
Premiums and other considerations
  Individual life & annuities                        $ 4,472           $  818          $  68          $  3,722         1.8%
  Group life & annuities                               2,081               85             10             2,006         0.5
                                                    --------          -------          -----          --------        ----
Total Premium and other considerations               $ 6,553           $  903          $  78          $  5,728         1.4%
                                                    ========          =======          =====          ========        ====
Year ended December 31, 1994
Life Insurance in Force                             $223,805          $68,908         $1,115          $156,012         0.7%
                                                    ========          =======         ======          ========        ====
Premiums and other considerations
  Individual life & annuities                        $ 3,387           $  103          $  71          $  3,355         2.1%
  Group life & annuities                               1,926               10              7             1,923         0.4
  Accident & health                                      938               39              0               899         0.0
                                                     -------           ------          -----          --------        ----
Total Premium and other considerations               $ 6,251           $  152          $  78          $  6,177         1.3%
                                                     =======           ======          =====          ========        ====